Exhibit 10.1
American Equity Life Employee Indemnification Plan
(note: see the Appendix for definitions of capitalized terms.)
1.What is the purpose of the Plan?
Through the Plan, the Company will pay or reimburse AEL Employees’ Expenses related to certain Legal Actions brought against them because of their services to AEL.
2.Who is covered by the Plan?
AEL Employees are covered by the Plan.
3.When is a Legal Action covered by the Plan?
A Legal Action brought against an Employee is covered when the Employee’s conduct was in good faith and the Employee reasonably believed the Employee’s conduct was in the best interests of AEL (or, in the case of an AEL employee benefit plan, in the interests of the participants in or beneficiaries of the plan as required by ERISA), except for incidences where, in the Company’s discretion it is determined that the Employee engaged in an intentional violation of criminal law, lied or made misrepresentations in an internal or external investigation of the situation giving rise to the Legal Action and that lie or misrepresentation was, in the Company’s view, material to the investigation of the matter. Additionally, a Legal Action is not covered by the Plan to the extent doing so is prohibited by Iowa law or other law.
4.When must an Employee tell the Company about a Legal Action?
•An Employee must notify the Company’s Chief Legal Officer in writing (which may include electronic communications) of a Legal Action as soon as reasonably practicable, and in any case within 10 days of receiving written notice of a Legal Action.
•To the extent the Employee does not so notify the Company in a timely manner, and the Chief Legal Officer determines in good faith that the Employee’s failure to do so has materially harmed AEL’s interests (including substantially increasing the likelihood or amount of Expenses that the Plan may cover), the Chief Legal Officer may reasonably and proportionately limit the Employee’s rights under the Plan.
•However, this provision will not apply to the extent the Company, through one of its officers, had actual knowledge of the Legal Action against the Employee.
5.When will the Company pay or reimburse an Employee’s Expenses for a Legal Action that is not yet finally resolved?
•The Company will pay or reimburse an Employee’s Expenses if, and so long as, the Company’s Chief Legal Officer determines in good faith that the Legal Action appears substantially likely to be covered by the Plan. The Chief Legal Officer will make such an initial determination within 10 days of an Employee request.
•However, the Chief Legal Officer may later determine in good faith that the Legal Action no longer appears to be substantially likely to be covered by the Plan. In that case, the Company will stop paying or reimbursing Expenses until the Legal Action is finally resolved (see “When will the Company pay an Employee’s Expenses for a Legal Action that is finally resolved?”).
•In order to receive any advance payment or reimbursement of Expenses, an Employee must sign a promise to repay any amounts the Company pays to the Employee or on the Employee’s behalf should the Plan or law require it (see “When must an Employee repay any Expenses to the Company?”).

6.Who chooses an Employee’s attorney or other service providers for a Legal Action?
If, and as long as, the Company is paying an Employee’s Expenses, the Chief Legal Officer may designate the Employee’s attorney and other providers of goods and services, who may or may not be Employees or have other relationships with AEL. That same attorney or service provider may be the same attorney or service provider that is defending AEL in the same Legal Action, to the extent AEL is also a party. If, in fact, the Employee believes that their interests in the litigation diverge from AEL’s such that independent counsel for the Employee must be engaged, then it is in the sole discretion of the Chief Legal Officer to weigh the merits of that argument put forth by the Employee and to choose that separate counsel for the Employee, if such separate counsel is deemed necessary.
7.Does an Employee have to cooperate with AEL during a Legal Action?
Yes, as a condition of retaining rights under the Plan, the Employee and any representative or attorney of the Employee must cooperate with AEL in the conduct of the Legal Action. This includes providing relevant information to AEL on a timely basis to the extent permissible by law, being truthful and not misleading in communications with AEL at all times and to others during the Legal Action, and otherwise as reasonably determined in good faith by the Chief Legal Officer.
8.When may an Employee settle a Legal Action covered by the Plan?
•An Employee may settle a Legal Action covered by the Plan to the extent authorized as reasonably determined in good faith by the Chief Legal Officer. An Employee does not retain any rights under this Plan if the Employee settles a Legal Action without such authorization.
•The Chief Legal Officer is not required to authorize any settlement that the Chief Legal Officer reasonably determines in good faith creates a conflict of interest between the Employee and AEL.
•An Employee does not retain any rights under this Plan if the Employee declines to settle a Legal Action on terms that involve no or de minimis pecuniary cost to the Employee and that require no admission of fault, wrong-doing, or liability by the Employee.
9.When must an Employee repay any Expenses to the Company?
If, following the final resolution of a Legal Action, the Chief Legal Officer reasonably determines in good faith that a Legal Action was not covered by the Plan, the Employee shall repay any Expenses the Company has paid.
10.When will the Company pay an Employee’s Expenses for a Legal Action that is finally resolved?
If, following the final resolution of a Legal Action, the Chief Legal Officer reasonably determines in good faith that a Legal Action was covered by the Plan, the Company will pay the Employee any Expenses it has not yet paid.
11.Is this Plan an enforceable agreement?
Yes, this Plan is enforceable as a contract between the Company and an Employee and is governed by Iowa law without regard to choice-of-law principles.
12.When was the Plan effective?
The Plan was effective with respect to alleged acts or omissions on or after September 8, 2022.
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13.What if an Employee acts to enforce rights under this Plan?
If an employee acts to enforce the Employee’s rights under this Plan, and upon final resolution is successful on the merits with respect to any material aspect of such action, the Company shall reimburse the Employee’s Expenses on the same basis as if the action was a Legal Action covered by the Plan.
14.Are Company paid or reimbursed Expenses taxable?
The Company must report Expenses as taxable income, and withhold for taxes or other items, as the Chief Legal Officer determines necessary or appropriate under law. The Employee must report Expenses as taxable income as required by law.
15.How can the Plan be amended?
The Company’s Board of Directors may authorize a Company officer to amend or terminate the Plan. No amendment or termination of the Plan will eliminate or impair any Employee rights under the Plan with respect to an alleged act or omission that took place prior to the amendment or termination.
16.Does the Plan preclude an Employee from exercising any other rights?
No, the Employee retains and may exercise any rights under law or under an agreement separate from this Plan.
17.Does the Plan preclude or require any Company action otherwise consistent with the Plan?
No, the Company may or may not take other actions consistent with the Plan. For example, the Company may purchase any insurance for its benefit or that of others, or enter into agreements otherwise providing for indemnification with or for the benefit of any person, consistent with law.
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Appendix to American Equity Life Employee Indemnification Plan - Definitions
“AEL” means the Company and each of its affiliates, as defined under SEC Rule 12b-2, and any employee benefit plan sponsored by the Company or any of its affiliates for the benefit of any Employee.
“Chief Legal Officer” means the Chief Legal Officer of the Company or such officer’s designee or delegate. Where the Chief Legal Officer has or may have rights or interests under the Plan as an Employee, the Chief Executive Officer of the Company shall perform each of the responsibilities and authority of the Chief Legal Officer under the Plan. Where the Chief Executive Officer of the Company has or may have rights or interests under the Plan as an Employee (i.e., is not a Company director), the non-Employee Chairman of the Company Board of Directors (or, if none, the Lead Director; or, if none, the longest-serving independent director) shall perform each of the responsibilities and authority of the Chief Legal Officer under the Plan.
“Company” means the American Equity Investment Life Holding Company, an Iowa corporation.
“Derivative Actions” mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal, brought by a non-AEL person, but on behalf of or in the name of an AEL person, against an Employee because that individual is Employee, that is not authorized by the Company Board of Directors or a committee thereof.
“Employee” means an individual who is or was employed by AEL (i.e., actually paid via an AEL payroll system with taxes and other items withheld on employee basis) at the time of an alleged act or omission materially related to a Legal Action covered by the Plan. It includes an Employee’s estate or other personal representative with respect to an Employee during the Employee’s life. It does not include anyone in service for any other non-AEL organization, corporation, joint venture, trust, employee benefit plan, or other entity. No one who is a Company director, including anyone who would otherwise be an Employee, is an Employee.
“Expenses” are costs actually and reasonably incurred by an Employee for services actually rendered or goods actually received that are necessary or reasonably appropriate in connection with a Legal Action (such as attorney’s fees, cost of expert witness or consultants, other litigation-related services, court costs) and amounts an Employee personally incurs in settlement (the extent authorized as reasonably determined in good faith by the Chief Legal Officer) or to satisfy and adverse judgment of a Legal Action. Expenses do not include amounts to settle or satisfy an adverse judgment in a Derivative Action, as required by Iowa law.
“Legal Actions” include any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal, brought against an Employee (including but not limited to providing information, documents, or otherwise as a third party) because that individual is or was an Employee. Legal Actions include those brought because the Employee is or was providing services to an AEL entity in an employment, officer, director, trustee, or agent. Legal Actions do not include those Employee brings against AEL (except to the extent covered by “What if an Employee takes action to enforce rights under this Plan?”) or that Employee brings against any other person, or that AEL brings against the Employee (except for Derivative Actions, as provided under the Plan).
“Plan” means the American Equity Life Employee Indemnification Plan.

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